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                                                                  EXHIBIT 99.1

             AMERICAN NATIONAL BANKSHARES INC. COMMON STOCK PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF AMERICAN NATIONAL BANKSHARES INC.
             FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                               MARCH ___, 1996.



                                   The undersigned hereby appoints
                                   _____________ or ___________, or
                                   any of them, with individual power of
                                   substitution, proxies to vote all shares of Common Stock of American National Bankshares Inc. ("ANB") which the undersigned may be entitled to vote at the Special Meeting of Stockholders of ANB to be held at _____________, on March ___,
                                   1996 at ____.m., local time, and any
                                   adjournment thereof.


     SAID PROXIES WILL VOTE ON THE PROPOSAL SET FORTH IN THE NOTICE OF THE SPECIAL MEETING AND JOINT PROXY STATEMENT/PROSPECTUS AS SPECIFIED ON THIS CARD AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF PROPOSAL 1.


1. FOR [ ], or AGAINST [ ], or ABSTAIN FROM VOTING ON [ ] a proposal to approve an amendment to the Articles of Incorporation of ANB to increase the number of authorized shares of the $1.00 par value common stock of ANB from 3,000,000 to 10,000,000 ("Articles of Incorporation Amendment"), in order to permit consummation of the proposed merger of Mutual Savings Bank, F.S.B. ("Mutual") with and into American National Bank and Trust Company, a wholly owned subsidiary of ANB ("American National"), pursuant to the terms of the Agreement and Plan of Reorganization, dated as of September 26, 1995, by and between Mutual and ANB, and the related Plan of Merger, dated as of September 26, 1995, by and between Mutual and American National, and to restate the Articles of Incorporation of ANB to reflect all previous amendments to the Articles of Incorporation, together with the Articles of Incorporation Amendment, all as more fully described in the accompanying Joint Proxy Statement/Prospectus.

         PLEASE MARK, SIGN BELOW, DATE, AND RETURN THIS PROXY PROMPTLY
                          IN THE ENVELOPE FURNISHED.

                                   Please sign exactly as name appears below.
                                   When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   DATED:  __________________, 1996

                                   ________________________________
                                   Signature
                                   ________________________________
                                   Signatures if held jointly